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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                   FORM 8-A/A1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                        CONTINENTAL WASTE INDUSTRIES, INC
                         (FORMERLY KNOWN AS FINET, INC.)
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                11-2909512
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


67 Walnut Avenue, Suite 103, Clark, New Jersey              07066
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   (Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each to be registered:         Name of each exchange on which
                                             each class is to e registered:

          Common Stock, $0.001 par value     Nasdaq National Market


Securities to be registered pursuant to Section 12(g) of the Act:

                                      Name
                         -------------------------------
                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.

     The description of the Registrant's securities and information required by
Item 202 of Regulation SB are contained in the Registrant's Registration Statement on Form SB-2 (Reg. No. 33-62589) filed with the Securities and Exchange Commission on September 12, 1995 and is hereby incorporated by reference.


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Item 2.   Exhibits.

     Number         Exhibit
     ------         -------

     I.        (a)  Certificate of Incorporation of Continental Waste
                    Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-KSB of Continental Waste Industries, Inc. filed on March 31, 1994, Commission File No. 0-22602).

               (b) By-laws of Continental Waste Industries, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-KSB of Continental Waste Industries, Inc. filed on March 31, 1994, Commission File No. 0-22602).

               (c) Shareholders' Agreement among Carlos E. Aguero, Thomas A. Volini, Apex Investment Fund Limited Partnership, Environmental Venture Fund Limited Partnership, The Productivity Fund Limited Partnership, Continental Waste Industries, Inc. and Bret R. Maxwell (incorporated by reference to Exhibit 9 to the Registration Statement on Form SB-2 of Continental Waste Industries, Inc. filed on November 4, 1994, Commission File No. 33-84130)

     II.  Not Applicable.


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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             CONTINENTAL WASTE INDUSTRIES, INC.
                                                       (Registrant)





Dated:  October 10, 1995                By: /s/ Carlos E. Aguero
                                            ---------------------------------
                                            Name: Carlos E. Aguero, President
                                                  and Chief Executive Officer


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